NUMBER

PX

PYXUS

PYXUS INTERNATIONAL, INC.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

SHARES

SPECIMEN

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 74737V 10 6

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF

PYXUS INTERNATIONAL, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SPECIMEN
NOT NEGOTIABLE

SECRETARY

PYXUS INTERNATIONAL, INC.
CORPORATE
SEAL
1994
VIRGINIA

PRESIDENT
AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
BROOKLYN, NY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

© COLUMBIA PRINTING SERVICES, LLC

PYXUS INTERNATIONAL, INC. The Corporation will furnish to any shareholder, without charge and upon request in writing to the office of the Corporation, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued, and the variations in the relative rights, preferences and limitations between the shares of each series of any class of shares authorized to be issued in series, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights, preferences and limitations of subsequent series of shares of any such class. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in common Act................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.